                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                            PREMIER CONCEPTS, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

           Neuman & Cobb, 1507 Pine Street, Boulder, Colorado  80302
           ---------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies: _____
     2)   Aggregate number of securities to which transaction applies: ________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
     4)   Proposed maximum aggregate value of transaction: ____________________
     5)   Total fee paid: _____________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ________________________________________
     2)   Form, Schedule or Registration Statement No.: __________________
     3)   Filing Party: __________________________________________________
     4)   Date Filed: ____________________________________________________

                            PREMIER CONCEPTS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JULY 22, 1996


The Annual Meeting of Shareholders of Premier Concepts, Inc. ("Premier" or the "Company") will be held at the principal executive offices of the Company, 3033 South Parker Road, Suite 120, Aurora, Colorado 80014 on July 22, 1996 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

   1. To elect four (4) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

   2. To increase the number of shares which may be issued pursuant to the execution of options granted under the Company's Incentive Stock Option Plan by an additional 500,000 shares.

   3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of Premier Common Stock of record at the close of business on June 5, 1996 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended January 28, 1996, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                                        PREMIER CONCEPTS, INC.


                                        ________________________________
                                        Peter Bloomquist, Secretary

                            PREMIER CONCEPTS, INC.

                       3033 South Parker Road, Suite 120
                            Aurora, Colorado 80014

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished to the Shareholders of Premier Concepts, Inc. (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on July 22, 1996 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of five (5) Directors of the Company, FOR the proposal of the Company's Board of Directors to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Stock Incentive Plan by an additional 500,000 shares, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

   ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

   This Statement is being mailed on or about June 5, 1996, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended January 28, 1996.

   The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

   Only Shareholders of record as of the close of business on June 5, 1996
(the "Record Date"), will be entitled to vote at the Meeting.  Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting.  When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the

Meeting. As of the Record Date, the Company had outstanding 3,744,695 shares of common stock, $.0004 par value ("Common Stock"), with each share being entitled to one vote.


1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

   The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all directors individually and all directors and officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

  NAME & ADDRESS                           SHARES BENEFICIALLY OWNED
OF BENEFICIAL OWNER                   NUMBER                 PERCENT (1)
- -------------------                  --------                -----------

Sissel B. Greenberg (2)                278,000                     6.9%
3033 S. Parker Rd., #120
Aurora, CO 80014

Peter Bloomquist (3)                    81,783                     2.2%
3600 Christy Ridge Road
Sedalia, Colorado 80135

William Nandor                          13,000                     nil%
2698 Gapwall Court
Pleasanton, California 94566

Gerald Jacobs (4)                       85,125                     2.2%
10229 Lodestone Way
Parker, Colorado 80134

Charles C. Powell (5)                  471,188                     12.3%
4475 Walnut, Suite 2-D
Boulder, Colorado 80301

Raymond D. Hand (6)                    287,500                     7.6%
310 Radford Place
Knoxville, Tennessee 37927

Redwood MicroCap Fund, Inc. (7)        471,110                     12.3%
P.O. Box 3463
Carefree, Arizona 85377

Banca Adamas S.A.                      400,000                     10.7%
Via Nassa 42
6900 LUGANO

The Rockies Fund, Inc. (8)             508,688                     13.4%
4465 Northpark Drive
Colorado Springs, Colorado 80907

Directors and Officers as              919,096                     21.8%
a Group (5 persons)

___________________________________________________________________________

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within sixty (60) days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by a group.

(2) Includes incentive stock options to purchase two hundred thousand (200,000) shares of the Company's common stock at an exercise price of $.375 per share granted under the Company's Stock Incentive Plan, and incentive stock options to purchase fifty thousand (50,000) shares of the Company's common stock at an exercise price of $.50 per share granted under the Company's Stock Incentive Plan. Also includes non-qualified stock options to purchase fifteen thousand (15,000) shares of the Company's common stock at an exercise price of $.50 per share granted to Ms. Greenberg in return for her agreement to personally guarantee the Company's corporate office lease. Does not include incentive stock options to purchase fifty thousand (50,000) shares of the Company's common stock at an exercise price of $.50 per share granted under the Company's Stock Incentive Plan which vest in Ms. Greenberg in 1997.

(3) Includes 2,500 shares of Common Stock held of record by the Bloomquist Family Partnership, of which Mr. Bloomquist is a general partner, and, as such would be deemed to exercise voting and investment control with respect to shares owned by the Partnership. Also includes non-qualified stock options exercisable to purchase 50,000 shares of common stock at an exercise price of $.50 per share granted under the Formula Plan for outside Directors adopted by the Company in March, 1995, and non-qualified stock options to purchase fifteen thousand (15,000) shares of the Company's common stock at an exercise price of $.50 per share granted to Mr. Bloomquist in return for his agreement to personally guarantee the Company's corporate office lease.

(4) Includes non-qualified stock options exercisable to purchase 50,000 shares of Common Stock at an exercise price of $.50 per share granted under the Formula Plan for outside Directors adopted by the Company in March, 1995, and non-qualified stock options to purchase fifteen thousand (15,000) shares of the Company's common stock at an exercise price of $.50 per share granted to Mr. Jacobs in return for his agreement to personally guarantee the Company's corporate office lease. Also includes 20,125 shares of Common Stock owned by CJS Partnership, a Colorado general partnership of which Mr. Jacobs is a general partner. Beneficial ownership of shares held by CJS Partnership is exercised by Mr. Jacobs.

(5) Includes non-qualified stock options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $.50 per share granted under the Formula Plan for outside Directors adopted March, 1995. Also includes 446,188 shares of Common Stock and Class C Common Stock Purchase Warrants exercisable to purchase up to 62,500 shares of common stock at an exercise price of $2.00 per share which are owned by The Rockies Fund, Inc., a Colorado-based business development company of which Mr. Powell is a director. Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by the corporation's Board of Directors whose members include Stephen Calandrella, Charles Powell and Clifford C. Thygesen. Mr. Powell disclaims beneficial ownership of all shares of common stock, options and warrants owned by The Rockies Fund, Inc. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(6) Includes Class C Common Stock Purchase Warrants exercisable to acquire up to 62,500 additional shares of Common Stock at an exercise price of $2.00 per share.

(7) Includes Class C Common Stock Purchase Warrants exercisable to purchase up to 76,250 shares of common stock at an exercise price of $2.00 per share. Redwood MicroCap Fund, Inc. is a diversified, closed-end, mutual fund registered under the Investment Company Act of 1940. Voting and investment power with respect to these securities is exercised by the company's Board of Directors, whose members are John C. Power, Joseph O. Smith, and J. Andrew Moorer. No affiliate of the Redwood MicroCap Fund, Inc. is an affiliate of the Company, or an affiliate of an affiliate of the Company.

(8) Includes Class C Common Stock Purchase Warrants exercisable to purchase up to 62,500 shares of common stock at an exercise price of $2.00 per share. The Rockies Fund, Inc. is a Colorado Springs, Colorado based business development company regulated under the Investment Company Act of 1940, as amended. Voting and investment power with respect to these securities is exercised by the Company's Board of Directors whose members are Stephen Calandrella, Charles Powell and Clifford C. Thygesen. Mr. Powell is also a director of the Company.


2.   ELECTION OF DIRECTORS.

     The Directors have voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                                                           Director and/or
                                                               Executive
Name and Position in the Company            Age             Officer Since
- --------------------------------            ---            ---------------
Sissel B. Greenberg                         37           Director since 1995
  President, Chief Executive                               Executive Officer
  Officer and Director                                        since 1994

Peter Bloomquist                            38                   1994
  Secretary, Treasurer and
  Director

Charles C. Powell                           42                   1995
  Director

Gerald Jacobs                               61                   1992
  Director

William Nandor                              54                    1995
  Director
_________________________________

     SISSEL B. GREENBERG, President and Chief Executive Officer since July 1994 and a Director since March, 1995. From April, 1992 to July, 1994, Ms. Greenberg was employed as an Investment Banker with Chatfield Dean & Company, a national broker/dealer based in Denver, Colorado. Her duties included evaluating companies for funding of equity capital, mergers and acquisition, workout plan analysis and preparation. Ms. Greenberg was actively involved in raising in excess of $100,000,000 for small capitalization companies. From December, 1989 to April, 1992, Ms. Greenberg worked as a business consultant for small public companies in the areas of Financial Management and Strategic Planning. From November, 1987 to November, 1988, Mr. Greenberg worked as a senior supervisor of Leventhal and Horwath, a national accounting firm. From July, 1984 until August, 1987, Ms. Greenberg worked as an assistant CFO for Selmer Sande, A.S., a billion dollar international contracting company based in Oslo, Norway. Ms. Greenberg graduated from the University of Denver with a degree in Business Administration in March, 1982. Ms. Greenberg obtained her Masters in Business Administration from the University of Denver in March, 1983.

     PETER BLOOMQUIST, Secretary, Treasurer and Director. Mr. Bloomquist is currently employed by Global Casinos, Inc., as its Chief Financial Officer. Prior to accepting employment with Global Casinos, Inc., Mr. Bloomquist worked for Cohig & Associates, Inc., a Denver based broker-dealer, in the Corporate Finance Department. Mr. Bloomquist was employed by Cohig & Associates, Inc. from June of 1991 through June of 1994. Prior to that time, and immediately following his graduation from college, Mr. Bloomquist was employed by Leventhal and Horwath where he worked in the area of income taxation. Mr. Bloomquist graduated from the University of Northern Colorado in 1980 with a bachelor's degree in business management with an emphasis in accounting.

     CHARLES M. POWELL, Director.  Mr. Powell has been a Director of the
Company since February, 1995.  Mr. Powell is currently V.P. International
Operations and Chief Financial Officer of KaPre Software, Inc., a privately-
held, commercial business applications software company.  Prior to his involvement with KaPre, from January 1989 to March 1992, he was Director of
International Operations at J.D. Edwards & Company, a software company that develops and distributes general business application financial software.  Mr.
Powell graduated from the University of Colorado with a Bachelor of Science degree in accounting and finance, and received his license as a Certified
Public Accountant in 1976.  Mr. Powell serves as a director of five (5)
publicly-held companies including: the Company; Satellite Information Systems

Company, a computer based provider of multi-media information systems and services; Schield Management Company, an investment advisor; The Rockies Fund, a business development company; and Milestone Capital Corporation, a business development company.

     GERALD JACOBS, Director. From 1990 to present, Mr. Jacobs has primarily been engaged in the management of his personal investment portfolio. From 1981 to 1990, Mr. Jacobs was a merchandiser for Fashion Bar, and prior to that, from 1967 to 1980 he served as supervisor of all Fashion Bar stores. Mr. Jacobs attended the University of Illinois from 1953 to 1954 and from 1957 to 1958, without earning a degree. Mr. Jacobs currently serves on the Board of Directors of the Company and Global Casinos, Inc., a publicly traded company involved in the ownership and operation of gaming casinos both domestically and internationally.

     WILLIAM NANDOR, Director. Mr. Nandor was originally retained by the Company in March, 1995, as a consultant to assist the Company with its search for new retail locations and other issues surrounding the Company's strategic growth plans. Mr. Nandor was also made a director of the Company at this time. Mr. Nandor no longer performs consulting services for the Company; however, he remains as a director. From 1987 through 1990, Mr. Nandor was employed with Gymboree Corporation, first as Vice-President of Retailing and then as President and C.E.O. While with Gymboree, Mr. Nandor spearheaded its growth from a franchised play program for parents and kids into the retail specialty arena. Under him, the retail stores grew from inception to over forty (40) stores. From 1990 to 1993 Mr. Nandor served as President and C.O.O. of Impostors Copy Jewelry, Inc., and during 1993 and 1994 he served as Executive Vice-President and C.O.O. of S.S.R.S. Corporation, operator of Sesame Street Retail Stores. Under his leadership, Impostors grew from 50 retail stores to over 100 locations, and S.S.R.S. saw an equally impressive increase in locations, comparable store sales and profits. In addition to the Company, Mr. Nandor currently serves as a member of the Board of Directors of Lisa's Tea Treasures, Inc., a San Jose, California wholesaler and retailer of high quality tea and other related products.

     During the fiscal year ended January 28, 1996, three (3) meetings of the Board of Directors of the Company were held. Each meeting was attended by all members of the Board of Directors.

     During the fiscal year ended January 28, 1996, the Company did not have standing Audit, Compensation or Nominating Committees of the Board of
Directors.  However, during the first quarter of fiscal 1997, the Company formed Audit and Compensation Committees of the Board of Directors.  The
members of the Audit Committee were Charles M. Powell, Gerald Jacobs and
William Nandor.  No member of the Audit Committee receives any additional compensation for his service as a member of that Committee.  The Audit
Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments.  To accomplish this, the
Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's
opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with
Management the Management's Discussion and Analysis section of the Annual
Report, reviews the letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the
Board of Directors regarding its activities.

     The Compensation Committee consists of Charles M. Powell, Gerald Jacobs and William Nandor. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     There were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such. The present term of office of each Director will expire at the next annual meeting of shareholders.

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of Shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he is be removed in the manner provided by the Company's ByLaws.

     COMPENSATION FOR DIRECTORS.

     Directors who are also executive officers of the Company receive no additional compensation for their services as Directors.

     In March 1995, the Board of Directors adopted a Formula Plan for outside Directors pursuant to which each outside Director is entitled to receive for each year of service as a Director non-qualified stock options exercisable to purchase 25,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Pursuant to the Formula Plan, the Company granted retroactively for the year ended December 31, 1994 to each of its outside Directors 25,000 non-qualified stock options exercisable at $.50 per share. In fiscal 1996, the Company issued options for a total of 125,000 shares to directors of the Company under the Formula Plan and options for 60,000 shares to four (4) of the Company's Directors (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") in return for personally guaranteeing the Company's corporate office lease, which options are exercisable at a price of $.50 per share and expire in 2001. In addition, outside Directors are entitled to be reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

                               LEGAL PROCEEDINGS

     None of the foregoing Directors or executive officers has, during the past five years:

     (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (d) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     The Company is currently involved in the following legal proceedings:

     i. PREMIER CONCEPTS, INC. V. WILLIAM T. AND MARTHA A. JACKLING, Civil Action No. 7599-94 pending in the State Court of New York, County of Monroe. This action has been brought by the Company to collect approximately $80,000 due and owing on open account from former franchisees of AFJ. In the case, the Company has also asserted against the Defendants' claims of trademark infringement, unfair competition and breach of contract in connection with the Defendants' continued use of the Company's registered trademark "Impostors" without legal authorization. This matter is pending.

     ii. CINER MANUFACTURING COMPANY, INC. V. PREMIER CONCEPTS, INC. Civil Action No. C 95-3264, United States District Court for the Northern District of California. This matter has been brought by the plaintiff alleging copyright infringement and unfair competition by the Company's unauthorized advertising, manufacturing and sale of jewelry using plaintiff's copyrighted designs. The Company has denied the allegations in the Complaint, and the matter has been scheduled for binding arbitration pursuant to a stipulation in which it is agreed that the minimum award will be $2,000 and the maximum award will be $10,000. Under the terms of the stipulation, the finding and award of the arbitrator will be binding, final and non-appealable.

     iii. PREMIER CONCEPTS, INC. V. R & L IMPORTS CORPORATION. The Company has filed a Complaint in the Puerto Rico District Court for San Juan against R & L Imports Corporation for amounts due on inventory delivered by the Company, and on amounts due on the Customer Agreement and Settlement Agreement executed by the defendant and American Fashion Jewels, Inc. on January 20, 1994. Since the filing of this Complaint, the defendant has continued to use the Company's "Impostors" trademark after expiration of the License Agreement authorizing such use. The Complaint shall be modified to add this claim. The Company seeks damages in excess of $27,000. Both claims are supported by written contracts and written admissions by the defendant. The Company is represented in Puerto Rico by Cancio, Nadal, Rivera & Diaz.

     iv.  SEC INVESTIGATION.   During 1995, the Company received requests for
information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1994 into various matters, including certain transactions in securities by a former officer and director of the Company. The Company has fully complied with all requests; however, as of May 1, 1996, neither management of the Company nor the Company's legal counsel have been informed of the results, if any, of the SEC's investigation or of any timetable for the SEC to complete its investigation.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SHAREHOLDER ADVANCES.

     Notes payable at January 28, 1996 included $30,958 payable to Caribou Bridge Fund, L.L.C., a shareholder of the Company, which note is collateralized by certain marketable securities owned by the Company, carries interest at the rate of eighteen percent (18%) per annum and is payable in monthly installments of $15,000.

     Notes payable at January 28, 1996 also included $39,000 payable to Combined Penny Stock Fund, Inc., a shareholder of the Company, which note carries interest at the rate of twelve percent (12%) per annum and was due in January, 1996. Combined Penny Stock Fund has agreed to extend the maturity date of the note through July, 1996.

     ADVANCES FROM OFFICERS AND DIRECTORS.

     Notes payable at December 31, 1994 includes $28,920 payable to Peter Bloomquist, an officer, Director and shareholder of the Company, which note is non-interest bearing and is due upon demand.

     ACQUISITION OF IMPOSTORS -- ISSUANCE OF SECURITIES.

     Effective March 3, 1994, the Company acquired substantially all of the assets of American Fashion Jewels, Inc., d/b/a Impostors ("AFJ") subject to certain liabilities, utilized by AFJ in connection with the operation of a nationwide chain of faux jewelry stores. The acquisition was undertaken pursuant to an Amended Plan of Reorganization which was approved by the Bankruptcy Court for the Northern District of California on February 24, 1994 and made effective on March 3, 1994. In connection with the acquisition, the Company issued an aggregate of 400,000 shares of Common Stock for a total consideration of $145,000, or an average price per share of $.3625. These shares were sold and issued to former investors and principals of AFJ as part of the Amended Plan of Reorganization.

     In order to finance the acquisition of Impostors, the Company also undertook a private placement of its securities consisting of Units comprised of one share of Common Stock and one Class C Common Stock Purchase Warrant exercisable until December 31, 1995 to purchase an additional share of Common Stock at $2.00 per share. In connection with the private placement, the Company sold an aggregate of 927,500 Units at a private offering price of $1.00 per Unit for a total consideration of $927,500.

     TRANSACTION IN SECURITIES.

     In connection with the Company's exchange with Global Casinos, Inc. in September 1993 wherein the Company exchanged its interest in the Nitro Club and Gas Light properties through Colorado Gaming Properties, Inc. to Global Casinos, Inc. in exchange for 2,500,000 shares of common stock of Global Casinos, Global Casinos also assumed and agreed to pay a certain promissory note in the principal amount of $350,000 (the "Promissory Note"), the repayment of which was secured by a Deed of Trust against the Nitro Club property in Central City, Colorado. The Promissory Note had been held by an unaffiliated third party, and in the transaction with Global Casinos, Inc., was assigned to the Company in exchange for shares of Common Stock of the Company in the Rights Offering (described below). In connection with all of these transactions, the Company agreed to convert the total outstanding balance of principal and all accrued and unpaid interest on the Promissory Note into 200,000 shares of common stock of Global Casinos. Those 200,000 shares were subsequently registered for sale under the Securities Act by Global Casinos and have been used by the Company to collateralize a venture capital loan with Caribou Bridge Fund. At the time of the agreement of the Company to convert the Promissory Note for 200,000 of Global Casinos common stock, Mr. Calandrella served on the Board of Directors of both the Company and Global Casinos.

     During the fiscal year ended January 28, 1996, the Company sold in market transactions an aggregate of 185,500 shares of common stock of Global Casinos, Inc. At the time of these transactions, Mr. Jacobs, and to a limited extent, Mr. Calandrella were members of the Board of Directors of Global Casinos and members of the Board of Directors of the Company (Mr. Calandrella resigning as a Director of the Company in February 1995), and Mr. Bloomquist was Chief Financial Officer of Global Casinos and a member of the Board of Directors of the Company.

     STOCK DIVIDEND.

     In March 1994, the Company undertook a stock dividend pursuant to which it distributed to its Common Stockholders one share of common stock of Global Casinos, Inc., a Utah corporation held by the Company as a portfolio security, for each share of Company Common Stock beneficially owned on the record date of the distribution. In connection with the stock dividend, the Company distributed a total of 2,409,700 shares of Global Casinos, Inc. common stock to its shareholders of record. The shares had been acquired by the Company in connection with the Exchange involving the Company's gaming property located in Central City, Colorado. At the time of the stock dividend, Messrs. Jacobs and Calandrella were members of the Board of Directors of both the Company and Global Casinos, and Mr. Bloomquist was Chief Financial Officer of Global Casinos and a member of the Company's Board of Directors.

     MIRAGE CONCEPTS, INC. ACQUISITION.

     In March, 1994, the Company acquired 100% of the outstanding common stock of Mirage Concepts, Inc., an Arizona corporation ("Mirage"), which owns three
(3) additional reproduction jewelry stores, operating under the tradenames "Mira Boutique" and "Classic Copies." At the time of the transaction, the stockholders of Mirage Concepts, Inc. were Raymond Stanz (50%), John C. Power (25%) and Mark R. Power (25%). At the time, Mr. Stanz was serving as the Chief Operating Officer of the Company, and John C. Power would be deemed a principal shareholder of the Company by virtue of the security ownership of Redwood Microcap Fund, Inc., of which Mr. Power is a director and President.

     The agreement for the acquisition of Mirage Concepts, Inc. initially provided for the Company to issue to the shareholders of Mirage, pro rata, 135,000 Units of the Company's securities, each Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant exercisable through December 31, 1994 at an exercise price of $1.25 per share. However, following the closing of the transaction, and prior to the issuance of any securities to the Mirage shareholders, a dispute arose between Mr. Stanz, on the one hand, and the Company, on the other, concerning numerous matters, including the financial condition of Mirage Concepts, Inc. at the time it was acquired by the Company.

     Following extensive negotiations, an agreement was entered into with Mr. Stanz resolving the areas of disagreement pursuant to which (i) Mr. Stanz resigned as an officer and director of Mirage as well as Chief Operating Officer of the Company, (ii) Mr. Stanz transferred, sold and assigned to Rockies Fund, Inc. 17,500 shares of the Company's Common Stock, 17,500 C Warrants, and all of the Units which Stanz was to have received as a shareholder of Mirage Concepts, Inc., in consideration for which Rockies Fund agreed to pay Stanz an aggregate sum of $85,000, and (iii) the Company and Stanz exchanged mutual general releases. Rockies Fund, Inc. was and is a principal shareholder of the Company whose President and director was and is Stephen G. Calandrella, who at the time of the Stanz agreement served as a director of the Company.

     Following the resolution of the dispute with Stanz, the Company entered into an agreement with Rockies Fund, Inc., Mr. Calandrella, Redwood Microcap Fund, Inc., and John C. Power pursuant to which the Company issued an aggregate of 100,000 shares of Common Stock as full and final consideration for its acquisition of Mirage Concepts, Inc. The warrants that were to have been included in the Units issuable in the Mirage transaction had already expired unexercised and were therefore moot.

     SHAREHOLDER GUARANTEES.

     In connection with the Company's acquisition of the Impostors retail jewelry chain from the bankruptcy proceedings, the Company agreed to assume and pay certain post-petition liabilities of American Fashion Jewels, Inc.
Included in those post-petition liabilities were obligations to the law firm of
Bronson & Bronson, of San Francisco, California.  This obligation is in the amount of $35,000, and by agreement is being retired in monthly installments.

By written agreement, the Company's obligations to that law firm has been guaranteed by the Rockies Fund, Inc., Redwood Microcap Fund, Inc., John C. Power, individually, and Stephen G. Calandrella, individually. Under the terms of the written guarantees, in the event any of the guarantors is required to cure the Company's default or delinquency in any payment to that law firm, such payment can be applied, at the option of the guarantor, to the purchase of Company Common Stock at a price per share which is equal to the lesser of $1.00 per share or 50% of the closing bid price of the Company's Common Stock on the date of such payment, but in no event at a price per share less than $.625. In addition, in the event a guarantor is required to make any payment then Redwood would be entitled to designate one person to serve as a member of the Company's Board of Directors for a minimum term of one year.

     Any transactions between the Company and its officers, Directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, disinterested Directors.

     PRIVATE OFFERING - INVESTOR GUARANTEES.

     On September 30, 1995, the Company entered into an Investment Term Sheet ("ITS") with Redwood Microcap Fund, Inc. ("Redwood"), a principal shareholder of the Company. (See "SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.") Under the terms of the ITS, Redwood, and its affiliates, agreed to purchase up to 1,200,000 shares of Common Stock at a price of $.25 per share, representing aggregate maximum proceeds to the Company of $300,000 (the "Private Offering"). Further under the terms of the ITS, in consideration of their investment of the Company's Common Stock at $.25 per share, investors in the Private Offering (the "Investors") severally agreed to subscribe for and purchase all Shares of the Company's Common Stock offered in a proposed rights offering which was never undertaken.

     In connection with the Private Offering, the Company sold an aggregate of 1,170,000 shares of Common Stock for aggregate gross proceeds of $292,500. The Company utilized the proceeds of the Private Offering to open two (2) new stores and to meet working capital requirements during the holiday season, the fourth quarter of 1995.

     The Company agreed to register for resale the shares of Common Stock sold in the Private Offering, which shares are being registered for resale in the Concurrent Offering under the Selling Shareholders' Prospectus.

     LEASE GUARANTEE.

     In April, 1996, the Company granted to Ms. Greenberg and Messrs. Powell, Jacobs and Bloomquist non-qualified stock options exercisable to acquire 15,000 shares of the Company's common stock each in exchange for each persons agreement to personally guarantee the Company's office lease. The options are exercisable at a price of $.50 per share and expire in 2001.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed.

     Because the Company does not have a class of equity securities which is registered pursuant to Section 12 of the Exchange Act, no persons are required to file reports of ownership and changes in ownership with the SEC, or to provide the Company with copies of such reports.


3.   EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,0000.

                                                   TABLE 1
                                       SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                                  ------------------------------
                                        Annual Compensation                Awards        Payouts
                                   ----------------------------   ---------------------  -------
                                                        Other                                      All
                                                       Annual     Restricted                      Other
Name and                                               Compen-      Stock                 LTIP
Compen-
Principal                          Salary     Bonus     sation     Award(s)   Options/   Payouts  sation
Position                   Year    $ (1)       ($)    ($)(2)(3)      ($)      SARs (4)     ($)      ($)
- ---------                  ----    -------    -----   ---------   ----------  --------   -------  ------
- --
Sissel B. Greenberg,       1995    $76,750     -0-     $6,312       $4,500       -0-       -0-      -0-
President                  1994    $32,953     -0-       -0-        $1,000     200,000     -0-      -0-

Stephen G. Calandrella,    1993-     -0-       -0-       -0-          -0-        -0-       -0-      -0-
President                  1994

- -----------------------------

(1) Given the Company's limited liquidity and working capital, the Board of Directors determined that the Company would not pay its officers a salary or other form of monetary remuneration until such time as the Company could better afford such costs. Effective June 20, 1994, the Company began paying its new President, Sissel Greenberg, $6,000 per month, which sum was subsequently increased to a base salary of $7,500 per month. Ms. Greenberg is also eligible to participate in the Company's Incentive Stock Option Plan.

(2) All executive officers of the Company participate in the Company's group health insurance plan. However, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(3) As of January 1, 1995, the Company assumed and agreed to pay a lease covering an automobile acquired for the use of the Company's employees. The total monthly lease payment is $400.

(4) The Company has granted to Ms. Greenberg incentive stock options exercisable to purchase, in the aggregate 250,000 shares of the Company's Common Stock at a weighted average exercise price of $.40 per share under the Company's Stock Incentive Plan, all of which are fully vested.

     The Company currently has a two (2) year written Employment Agreement with its President. The Company has no key man life insurance covering any of its officer or employees.

     EMPLOYEE STOCK PURCHASE PLAN

     On June 12, 1995, the Company's shareholders ratified and approved a qualified Employee Stock Purchase Plan ("ESPP") pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. Pursuant to the ESPP, the Company has been authorized to offer up to 100,000 shares per year over a three-year term, or a total of 300,000 shares, to the Company's employees. The ESPP includes certain restrictions which preclude participation by part-time employees and employees owning five percent (5%) or more of the Company's Common Stock. The purchase price for the shares may not be less than eighty-five percent (85%) of the market value of the stock on either the Enrollment Date or the Exercise Date as those terms are defined in the ESPP. As of the date of this Proxy Statement, no shares of common stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the plan.

     STOCK INCENTIVE PLAN.

     On November 23, 1992, the Company's Shareholders adopted a Stock Incentive Plan to commence in 1993. Pursuant to the Plan, stock options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety (90) day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of Directors are "disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of Directors meeting certain requirements to administer the Plan.
The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 650,000 shares of the Company's Common Stock is reserved for issuance under the Plan.

     As of January 28, 1996, incentive stock options to purchase 200,000 shares of Common Stock were outstanding and unexercised, all of which were granted to Sissel B. Greenberg, the Company's President, and were exercisable at a price of $1.00 per share. During the fiscal year ended January 28, 1996, the exercise price was reduced to $.375 per share, and the term was extended to December 31, 1998. An additional 65,000 incentive stock options were granted to other employees during the year ended January 28, 1996, which options are also exercisable at $.375 and expire on February 15, 2003. All of these options are currently vested.

     In March, 1996, the Company granted incentive stock options for 400,000 shares to employees at an exercise price of $.50 per share which expire in 2001. 200,000 of these incentive stock options vest immediately and 100,000 vest on each of the first and second anniversary dates.

     No officer of the Company receives any additional compensation for his services as a Director. The Company has no retirement, pension, profit sharing or insurance or medical reimbursement plans covering its Directors.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                                    TABLE 2

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES

                                                                                              Value of
                                                                      Number of              Unexercised
                                                                     Unexercised            In-the-Money
                                                                    Options/SARs            Options/SARs
                                                                    at FY-End (#)         at FY-End ($) (1)
                                                                    -------------         -----------------
                          Shares Acquired      Value Realized        Exercisable/            Exercisable/
Name                      on Exercise (#)            ($)            Unexercisable           Unexercisable
- --------------------      ---------------      --------------       -------------           -------------
Sissel B. Greenberg            -0-                  $-0-             200,000/-0-                  $-0- (2)

- -----------------------------

(1)  The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

(2)  Ms. Greenberg's options are exercisable at $.375 per share.  The fair market value of the securities underlying Ms. Greenberg's options at fiscal year end was $.375 per share based upon the average of the closing bid and asked prices of the Common Stock as quoted on the OTC Electronic Bulletin board.


4.   INCENTIVE STOCK OPTION PLAN - ADDITIONAL SHARES.

     The Board of Directors of the Company has determined that, in order to be able to provide additional incentive to the Company's management employees, it is in the best interest of the Company and its stockholders that an additional 500,000 shares be authorized to be issued pursuant to the exercise of options granted under the Company's Stock Incentive Plan. Section XVIII of the Plan,
Section 422 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each require that any increase in the aggregate number of shares which may be issued under the Plan be approved by a majority of the stockholders of the Company at a regular or special meeting of the stockholders called for that purpose.

     For the reasons stated above, the Company recommends a vote FOR approval of the proposal to increase by 500,000 shares the total number of shares which may be issued pursuant to options granted under the Company's ISOP.

5.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     On February 16, 1995, the Company's Board of Directors approved a change in the Company's certifying accountant. The change was effective February 16, 1995.

     The independent account who was previously engaged as the principal accountant to audit the Company's financial statements was Schumacher & Bruce. None of Schumacher & Bruce's reports over the past two (2) years and the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope of accounting principles except the following: The report of Schumacher & Bruce dated June 9, 1994 accompanying the audited balance sheet of the Company as of December 31, 1993 and the related statements of operations, changes in stockholders (deficit), and cash flows for the years ended December 31, 1993 and 1992 was qualified assuming that the Company will continue as a going concern. Nor have there been any disagreement with the Company and Schumacher & Bruce on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two (2) years and through the date of this report on Form 8-K.

     The Company has retained the accounting firm of Hein + Associates LLP to serve as the Company's principal accountants to audit the Company's financial statements. This engagement was effective February 16, 1995. Prior to its engagement as the Company's principal independent accountant, Hein + Associates LLP had not been consulted by the Company either with respect to the application of accounting principals to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant. Representatives of Hein + Associates LLP are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of Hein + Associates LLP attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


6.   OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the company at its address noted on this Proxy Statement.

                              PREMIER CONCEPTS, INC.



                              By:  /s/ Peter Bloomquist
                                   ------------------------------
                                   Peter Bloomquist, Secretary

                              1997 ANNUAL MEETING

          No definitive date for the Annual Meeting of Shareholders in 1997 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1997 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than January 31, 1997.

                            PREMIER CONCEPTS, INC.
                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Sissel B. Greenberg or Peter Bloomquist (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Premier Concepts, Inc. (the "Company") to be held at 3033 South Parker Road, Suite 120, Aurora, Colorado 80014, on July 22, 1996 at 10:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)       FOR ___________               WITHHOLD AUTHORITY ______________

               To elect all of the nominees listed below:

     Sissel B. Greenberg, Peter Bloomquist, William Nandor, Gerald Jacobs and Charles C. Powell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

             _____________________________________________________

     (2)       FOR ______________             AGAINST ____________
ABSTAIN ____________

               To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan by an additional 500,000 shares.

     (3)       Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                                   Date _______________________, 1996

                                   ____________________________________________
                                   Name (please type or print)

                                   ____________________________________________
                                   Signature

                                   ____________________________________________
                                   Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.